Exhibit 99.2

Radian Announces Redemption of its 2.25% Convertible Senior Notes due 2019

PHILADELPHIA--(BUSINESS WIRE)--November 28, 2016--Radian Group Inc. (NYSE: RDN) announced today that it is exercising its option to redeem its 2.25% Convertible Senior Notes due 2019 (the “Notes”), of which an aggregate principal amount of approximately $68.0 million is outstanding. The redemption date will be January 27, 2017 (the “Redemption Date”). The redemption price is equal to $1,000 per $1,000 principal amount of the Notes, plus accrued and unpaid interest from the last interest payment date on September 1, 2016, up to, but excluding, the Redemption Date. In lieu of receiving the redemption price, holders of the Notes may surrender their Notes for conversion at any time before 5:00 p.m., Eastern time, on January 26, 2017. The conversion rate of the Notes is 94.3396 shares of the company’s common stock per $1,000 principal amount of Notes.

The company has elected to settle all Notes surrendered for conversion or redemption with cash, and expects to fund the payment of the redemption, as well as any Notes surrendered for conversion, using available liquidity. As of September 30, 2016, Radian Group maintained $483 million of available liquidity. When completed, this transaction will reduce the company’s total number of diluted shares by approximately 6.4 million shares, and bring the total reduction in diluted shares related to the company's 2016 capital actions, including the share repurchase completed in the first quarter, to approximately 29.5 million shares.

“We have made significant progress in achieving the capital plan we outlined late last year to improve our capital structure, including removing the convertible notes and distributing our debt maturities more evenly,” said Radian’s Chief Financial Officer Frank Hall. “The combination of our capital actions in 2016, once completed, will reduce our total number of diluted shares by approximately 12%, and we continue to make strides in returning to investment grade ratings at the holding company.”

The press release is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security of the company, nor will there be any sale of any such security in any jurisdiction in which such offer, sale or solicitation would be unlawful.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance, risk management products and real estate services to financial institutions. Radian offers products and services through two business segments:

  Mortgage Insurance, through its principal mortgage insurance subsidiary Radian Guaranty Inc. This private mortgage insurance protects lenders from default-related losses, facilitates the sale of low-downpayment mortgages in the secondary market and enables homebuyers to purchase homes more quickly with downpayments less than 20%.
  Mortgage and Real Estate Services, through its principal services subsidiary Clayton, as well as Green River Capital, Red Bell Real Estate and ValuAmerica. These solutions include information and services that financial institutions, investors and government entities use to evaluate, acquire, securitize, service and monitor loans and asset-backed securities.

Additional information may be found at www.radian.biz.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. Words such as ‘will,” “intends,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz